UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2025

Enovix Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39753	85-3174357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501 W Warren Avenue Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (510) 695-2350
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENVX	The Nasdaq Global Select Market
Warrants, each exercisable for one share of Common Stock, at an exercise price of $8.75 per share	ENVXW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On August 12, 2025, the Board of Directors (the “Board”) of Enovix Corporation (the “Company”) appointed John Daniel (Dan) McCranie to its Board, to serve until the Company’s 2026 annual meeting of stockholders, bringing the total number of directors on the Board to eight. Mr. McCranie will be an independent member of the Board. Mr. McCranie previously served on the Company’s Board and as a member of the audit committee and chair of the compensation committee at the time of his resignation, effective January 20, 2023.

In connection with his appointment to the Board and in accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), Mr. McCranie will receive an annual cash retainer of $50,000, paid quarterly in arrears and pro-rated based on the days served in the applicable fiscal quarter. Under the Policy, Mr. McCranie will also receive an initial equity grant of restricted stock units (“RSUs”) equal to $275,000 based on the Fair Market Value (“FMV”) of the Company’s common stock on the date of the grant (the “Initial RSU”), and an annual grant of RSUs equal to $195,000 based on the FMV of the Company’s common stock on the date of grant (the “Annual RSU”), prorated based on the number of days between the date of appointment and the Company’s next annual meeting. The Initial RSU vests quarterly over three years and the Annual RSU vests quarterly over one year until the earlier of (i) the date of the following annual meeting of stockholders and (ii) the one-year anniversary of the date of the grant, each vesting date subject to Mr. McCranie’s continued service as a director.

Mr. McCranie will execute the Company’s standard form of indemnification agreement for directors, which was filed as Exhibit 10.19 to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2021. There is no arrangement or understanding between Mr. McCranie and the Company or any other person pursuant to which Mr. McCranie was appointed as a director. Mr. McCranie is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release announcing Mr. McCranie’s appointment to the Board is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated August 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Enovix Corporation

Date:	August 14, 2025	By:	/s/ Arthi Chakravarthy
Arthi Chakravarthy Chief Legal Officer and Head of Corporate Development